Exhibit 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 24, 2015, relating to the financial statements of the Rockwell Collins Retirement Savings Plan as of and for the year ended December 31, 2014, appearing in this Annual Report on Form 11-K of Rockwell Collins Retirement Savings Plan for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 24, 2016